UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154-5749
(Address of Principal Executive Offices)		(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 7, 2017 the Board of Directors of Ingredion Incorporated (the “Company,” “we” or “us”) elected James D. Gray, Executive Vice President and Chief Financial Officer of the Company, effective March 1, 2017. As such Mr. Gray will serve as the Company’s principal financial officer. Mr. Gray was elected to the position to be vacated by the retirement of Jack C. Fortnum as Executive Vice President and Chief Financial Officer of the Company, effective March 1, 2017, who, as previously reported, on January 30, 2017, advised the Company of his intention to retire as Executive Vice President and Chief Financial Officer of the Company, effective March 1, 2017.

There are no arrangements or understandings between Mr. Gray and any other persons pursuant to which Mr. Gray was selected as Executive Vice President and Chief Financial Officer.

Mr. Gray, age 50, has served as Vice President, Corporate Finance and Planning of the Company since April 1, 2016. He previously served as Vice President, Finance, North America from January 6, 2014 when he joined the Company, to March 31, 2016. Prior to that Mr. Gray was employed by PepsiCo, Inc. from December 1, 2004 to January 3, 2014. He served as Chief Financial Officer, Gatorade division and Vice President Finance of PepsiCo, Inc. from August 16, 2010 to January 3, 2014. Prior to that Mr. Gray served as Vice President Finance PepsiCo Beverages North America from December 1, 2004 to August 14, 2010. Mr. Gray holds a Bachelor’s degree in Business Administration from the University of California, Berkeley and a Master’s degree from the Kellogg School of Management, Northwestern University.

Mr. Gray’s annual base salary will be increased to $445,000, effective March 1, 2017, and his target award under the Company’s Annual Incentive Plan will be increased to 80% of his base salary. On February 7, 2017 Mr. Gray was awarded 2,059 performance shares, 1,471 restricted stock units and 12,090 stock options under the Company’s Stock Incentive Plan. These awards are on the same terms as the awards to the Company’s “named executive officers” on that date which are described below.

The Company will enter into an Executive Severance Agreement with Mr. Gray in the form previously filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Under Mr. Gray’s Executive Severance Agreement we will be required to make certain payments and provide certain benefits if his employment is terminated by us other than because of death, “Disability” or “Cause” or is terminated by him for “Good Reason” (in each case as defined in the agreement) within two years after a change in control of the Company or if his employment is terminated by us other than within two years after a change in control of the Company.

The agreement will provide for the payment of salary and vacation pay accrued through the termination date plus amounts under our annual bonus plan based on the assumption that the target award level was achieved, prorated for the relevant year or portion thereof. In addition, if his employment is terminated by us or by him for Good Reason within two years after a change in control of the Company he would receive, as a severance payment, a lump sum amount equal to three times the sum of his (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination and (b) his target annual incentive plan payment for the year in which the termination occurs. He would receive a lump sum payment equal to one times his base salary in effect on the date of his termination of employment in the event of termination of his employment by us without Cause other than within two years of a change in control of the Company. His agreement will also include a prohibition of soliciting or recruiting any of our employees or consultants and a non-competition agreement, each of which would apply for three years following termination if his employment is terminated by us or by him for Good Reason within two years after a change in control of the Company or for one year following his termination of employment other than within two years after a change in control of the Company, and confidentiality provisions that in either event would apply for an unlimited period of time following his termination of employment.

The agreement will provide that if any payment or benefit Mr. Gray would receive pursuant to a change in control or otherwise (each a “Payment” and collectively the “Payments”) could constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall reduce the Payments so that the maximum amount of the Payments shall be One Dollar ($1.00) less than the amount that would cause the Payments to be subject to the excise tax imposed by Section 4999 of the Code.

We will also enter into our standard indemnification agreement with Mr. Gray. Under the indemnification agreement, subject to certain exceptions, the Company will agree to indemnify Mr. Gray if he is involved, or threatened to be involved, in any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation (whether conducted by the Company or any other party), that he in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise as a result of his service as a director, officer, employee, agent or fiduciary of the Company, or his service at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity, to the fullest extent permitted by the Delaware General Corporation Law against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes and penalties in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) or settling any indemnified claim and any and all interest, assessments and other charges paid or payable with or in respect of such expenses. The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s annual report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was, is or is to be a participant and in which Mr. Gray or any member of his immediate family had, has or will have, a direct or indirect material interest.

(e) Action with respect to Certain Compensatory Plans.

On February 7, 2017 the Compensation Committee (the Committee”) of the Board of Directors of the Company took certain actions relating to compensatory plans in which the Company’s “named executive officers” participate. The actions relating to compensation of Ilene S. Gordon, the Company’s principal executive officer, were recommended by the Committee to the Company’s independent, outside, non-employee directors who approved those actions on February 7, 2017. For purposes of this Report on Form 8-K such “named executive officers” consist of the Company’s principal executive officer, principal financial officer and the other executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K. No compensation actions were taken with respect to named executive officer Ricardo de Abreu Souza, who retired on February 29, 2016, other than determining performance shares earned from the 2014 grant.

Base Salaries

The Committee approved increases in named executive officers’ base salaries for Ilene S. Gordon to $1,229,025 from $1,193,228; for James P. Zallie to $630,000 from $600,000; and for Jorgen Kokke to SGD 613,796 from SGD 579,600. The salary of Jack C. Fortnum, our Chief Financial Officer who will retire from that position effective March 1, 2017, and will retire as employee of the Company effective June 30, 2017, was not increased.

Approval of Cash Incentive Bonuses for 2016 under Annual Incentive Plan

The Committee approved annual cash bonuses earned in 2016 for the Company’s named executive officers (the “2016 AIP Bonuses”). The 2016 AIP Bonuses were earned based upon the achievement of performance goals established by the Committee in early 2016, as adjusted for certain unusual events.

The 2016 AIP Bonuses approved for the named executive officers were as follow:

Ilene S. Gordon	$ 2,057,573
Jack C. Fortnum	$ 670,354
James P. Zallie	$ 650,760
Jorgen Kokke	SGD 545,332

Setting of Performance Criteria for Cash Bonuses for 2017 under Annual Incentive Plan

The Committee established the performance criteria applicable for cash incentives that certain employees are eligible to earn for 2017 under the Company’s Annual Incentive Plan (“2017 AIP Bonuses”). Participants are eligible to earn bonuses for 2017 ranging from 0% to 200% of target depending on whether and to what extent the goals established by the Committee are attained.

2017 AIP Bonuses for Ilene S. Gordon and Jack C. Fortnum will be determined on the basis of goals for total Company operating income plus depreciation and amortization (“EBITDA”) (60%), cash conversion cycle (15%) and personal objectives (25%), in each case as approved by the Committee. 2017 AIP Bonuses for James P. Zallie and Jorgen Kokke will be determined on the basis of goals for total Company EBITDA (35%), EBITDA for the regions for which they serve as President (25%), cash conversion cycle (15%) and personal objectives (25%), in each case as approved by the Committee.

The 2017 AIP Bonuses approved for the named executive officers were as follow:

Ilene S. Gordon	$ 1,536,281
Jack C. Fortnum	$ 490,383
James P. Zallie	$ 504,000
Jorgen Kokke	SGD 460,347

Approval of Common Stock Earned with Respect to 2014 Performance Shares

The Committee also approved the number of shares of the Company’s common stock (“Common Stock”) earned with respect to performance shares awarded under the Stock Incentive Plan in February 2014 (“2014 Performance Shares”). The 2014 Performance Shares were earned based upon goals established by the Committee for a three-year cycle beginning on January 1, 2014 and ending on December 31, 2016.

The shares of Common Stock approved as earned with respect to 2014 Performance Shares for the named executive officers were as follow:

Ilene S. Gordon	61,000
Jack C. Fortnum	13,000
James P. Zallie	11,200
Ricard de Abreu Souza	3,322
Jorgen Kokke	3,000

Award of Performance Shares under Stock Incentive Plan

The Committee also approved the award of target performance shares (“2017 Performance Shares”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan. The Performance Shares may be settled only in shares of the Company’s common stock (“Common Stock”). The number of shares of Common Stock, if any, that recipients of 2017 Performance Share awards will receive in relation to such awards will be based upon the extent to which the Company attains the total shareholder return (“TSR”) goal (as measured against a peer-group of 18 companies) for the three-year cycle beginning on January 1, 2017 and ending on December 31, 2019, as approved by the Committee. Incentives will be earned based upon the following table:

TSR Percentile Ranking	Percent of Target Performance Share Award Earned
≥ 80th	200% (maximum)
70th	150%
55th	100%
50th	75%
40th	50% (threshold)
< 40th	0%

The target awards to the named executive officers were as follow:

Executive Officer	Shares

Ilene S. Gordon	18,181
James P. Zallie	4,266
Jorgen Kokke	1,618

A form of the Performance Share Award Agreement used to document Performance Share awards made to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Jack C. Fortnum, who is retiring, was not awarded 2017 Performance Shares.

Award of Stock Options under Stock Incentive Plan

The Committee also approved the award of stock options to certain executive officers, including the named executive officers. The stock options have an exercise price of $118.97 per share (the closing price on February 7, 2017), will vest in three equal installments on February 7, 2018, 2019 and 2020 and will remain exercisable until February 6, 2027. The stock option awards to the named executive officers were as follow:

Executive Officer	Shares Subject to Options

Ilene S. Gordon	106,736
James P. Zallie	25,043
Jorgen Kokke	9,499

A form of the Stock Option Award Agreement used to document grants of stock options to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference. Jack C. Fortnum, who is retiring, was not awarded stock options.

Amendment of Stock Incentive Plan

The Committee recommended and the Board approved an amendment to the Ingredion Incorporated Stock Incentive Plan to eliminate a limitation on withholding of taxes in connection with the delivery of shares as a result of vesting or exercise of equity awards to the minimum statutory withholding rate.

A copy of the Stock Incentive Plan as amended effective February 7, 2017 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Award of Restricted Stock Units under Stock Incentive Plan

The Committee also approved the award of restricted stock units (“RSUs”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan. The RSUs may be settled only in shares of Common Stock (one share per RSU) and will vest on February 7, 2020. In the event of termination of employment due to death, disability or retirement (defined as age 55 and 10 years of service or age 62 and 5 years of service or age 65), the RSUs will vest on a pro-rata basis using the number of full months employed during the thirty-six month vesting period, or in the event of such retirement on or after February 7, 2018 they will vest on February 7, 2020. The RSU awards to the named executive officers were as follow:

Executive Officer	RSUs

Ilene S. Gordon	12,986
James P. Zallie	3,047
Jorgen Kokke	1,156

A form of the Restricted Stock Units Award Agreement used to document grants of restricted stock units to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Jack C. Fortnum, who is retiring, was not awarded RSUs.

Retirement of Jack C. Fortnum

On February 7, 2017 the Compensation Committee of the Board of Directors acted to authorize the following in consideration of Mr. Fortnum’s agreement to the stay in the Company’s employ to ensure a smooth transition of CFO responsibilities and to enter into a noncompetition agreement with the Company on terms satisfactory to the Company:

•	accelerate upon retirement vesting of 10,067 of the stock options awarded on February 3, 2015 and under the Company’s Stock Incentive Plan to Mr. Fortnum;

•	accelerate upon retirement vesting of 850 of the restricted stock units awarded on February 3, 2015 under the Company’s Stock Incentive Plan to Mr. Fortnum;

•	provide that Mr. Fortnum will earn pro-rata portions of the 5,100 performance shares granted to him February 3, 2015 and the 4,622 performance shares granted to him February 2, 2016 to the extent the performance shares granted to executive officers of the Company on February 3, 2015 and February 2, 2016 are otherwise earned. Shares so earned will be delivered to Mr. Fortnum when and if shares are delivered to other executive officers granted performance shares under the Stock Incentive Plan on February 3, 2015 and February 2, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Incentive Plan as effective February 7, 2017.

10.2 Form of Performance Share Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.3 Form of Stock Option Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.4 Form of Restricted Stock Units Award Agreement for use in connection with awards under the Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: February 13, 2017	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Stock Incentive Plan as effective February 7, 2017.

10.2	Form of Performance Share Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.3	Form of Stock Option Award Agreement for use in connection with awards under the Stock Incentive Plan.

10.4	Form of Restricted Stock Units Award Agreement for use in connection with awards under the Stock Incentive Plan.